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                                                                    EXHIBIT 23.1


                               CONSENT OF KPMG LLP


Board of Directors
U.S. Physical Therapy, Inc.:


We consent to incorporation by reference in the registration statements (Nos. 33-63446, 33-63444, 33-91004, 33-93040, 333-30071, 333-64159, 333-67680,
333-67678 and 333-82932) on Form S-8 of U.S. Physical Therapy, Inc. of our report dated February 27, 2002, relating to the consolidated balance sheets of U.S. Physical Therapy, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, and the related consolidated financial statement schedule, which report appears in the December 31, 2001, annual report on Form 10-K of U.S. Physical Therapy, Inc.

Our report refers to changes in accounting for business combinations and resulting goodwill and other intangible assets that were adopted in 2001.


                                                         KPMG LLP



Houston, Texas
March 28, 2002